UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006 (November 14, 2006)

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	38-3324634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement.

On November 14, 2006, Gastar Exploration Ltd. (the “Company”) announced that it had priced a private placement of 25,000,000 of its common shares at $2.00 per share. Pursuant to subscription agreements dated on or about November 14, 2006 with each of the investors (the “Subscription Agreements”), the common shares are to be sold to accredited investors in the United States, including Chesapeake Energy Corporation. The private placement is expected to close on or about November 17, 2006, subject to receipt of applicable regulatory approvals.

The common shares to be offered are not registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be resold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The common shares to be offered will be sold directly from the Company to the investors pursuant to Regulation D of the Securities Act.

The aggregate purchase price for the common shares to be sold in the private placement is estimated to be $50.0 million, before deducting legal and miscellaneous fees of approximately $100,000 and a placement fee of $2.0 million. Net proceeds from this private placement, estimated to be $47.9 million, will be used to fund the Company’s drilling programs in East Texas, Wyoming and Southeastern Australia and for general corporate purposes.

Chesapeake Energy Corporation subscribed for its shares pursuant to its preferential contractual right to acquire additional common shares offered by the Company following its initial investment in November 2005. After the private placement, Chesapeake Energy Corporation is expected to own approximately 16.6% of the Company’s outstanding common shares.

Pursuant to the Subscription Agreements, the Company has granted the investors registration rights requiring that, among other things, the Company register the common shares for resale under the Securities Act. If the Company does not meet certain deadlines with respect to filing a registration statement and causing the registration statement to be declared effective, then the Company will be required to pay the investors damages in the amount equal to 1.5% of the aggregate subscription price per month until the Company files the registration statement and an additional amount equal to 1.5% of the aggregate subscription price per month until the registration statement is declared effective or the common shares become freely tradable pursuant to Rule 144(k), subject to a cap equal to 8% of the purchase price for the common shares in the private placement.

The foregoing is a summary of the terms of the Subscription Agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreements, a copy of which is filed as Exhibit 4.1, and is incorporated by reference into this Current Report on Form 8-K.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is responsive to this Item 3.02 and is incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

A copy of the Company’s press release dated November 14, 2006, regarding this filing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document
4.1	Form of Subscription Agreement for Common Shares.

99.1	Press release dated November 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: November 15, 2006	By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
4.1	Form of Subscription Agreement for Common Shares.

99.1	Press release dated November 14, 2006.